EXHIBIT 99.2

Non-GAAP Reconciliations,
Financial Highlights, and Operating Statistics

(UNAUDITED)

Final

March 31, 2018

Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income
(UNAUDITED)
	2017					2018
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Income (loss) attributable to The Williams Companies, Inc. available to common stockholders	$373	$81	$33	$1,687	$2,174	$152

Income (loss) - diluted earnings (loss) per common share	$.45	$.10	$.04	$2.03	$2.62	$.18
Adjustments:
Williams Partners
Estimated minimum volume commitments	$15	$15	$18	$(48)	$—	$—
Impairment of certain assets	—	—	1,142	9	1,151	—
Ad valorem obligation timing adjustment	—	—	7	—	7	—
Organizational realignment-related costs	4	6	6	2	18	—
(Gain) loss related to Canada disposition	(3)	(1)	4	4	4	—
Severance and related costs	9	4	5	4	22	—
Constitution Pipeline project development costs	2	6	4	4	16	2
ACMP Merger and transition costs	—	4	3	4	11	—
Share of impairment at equity-method investments	—	—	1	—	1	—
(Gain) loss on asset retirement	—	—	(5)	5	—	—
Geismar Incident adjustments	(9)	2	8	(1)	—	—
Gain on sale of Geismar Interest	—	—	(1,095)	—	(1,095)	—
Gains from contract settlements and terminations	(13)	(2)	—	—	(15)	—
Accrual for loss contingency	9	—	—	—	9	—
(Gain) loss on early retirement of debt	(30)	—	3	—	(27)	7
Gain on sale of RGP Splitter	—	(12)	—	—	(12)	—
Settlement charge from pension early payout program	—	—	—	35	35	—
Regulatory charges resulting from Tax Reform	—	—	—	713	713	4
Share of regulatory charges resulting from Tax Reform for equity-method investments	—	—	—	11	11	2
Expenses associated with Financial Repositioning	—	2	—	—	2	—
Expenses associated with strategic asset monetizations	1	4	—	—	5	—
Total Williams Partners adjustments	(15)	28	101	742	856	15
Other
Impairment of certain assets	—	23	68	—	91	—
Loss related to Canada disposition	1	—	—	1	2	—
Expenses associated with strategic alternatives	1	3	5	—	9	—
Settlement charge from pension early payout program	—	—	—	36	36	—
Regulatory charges resulting from Tax Reform	—	—	—	63	63	—
Expenses associated with Financial Repositioning	8	—	—	—	8	—
Total Other adjustments	10	26	73	100	209	—
Adjustments included in Modified EBITDA	(5)	54	174	842	1,065	15

Adjustments below Modified EBITDA
Gain on disposition of equity-method investment - Williams Partners	(269)	—	—	—	(269)	—
Accelerated depreciation by equity-method investments	—	—	—	9	9	—
Change in depreciable life associated with organizational realignment - Williams Partners	(7)	—	—	—	(7)	—
Allocation of adjustments to noncontrolling interests	77	(10)	(28)	(199)	(160)	(5)
	(199)	(10)	(28)	(190)	(427)	(5)
Total adjustments	(204)	44	146	652	638	10
Less tax effect for above items	77	(17)	(55)	(246)	(241)	(3)
Adjustments for tax-related items (1)	(127)	—	—	(1,923)	(2,050)	—

Adjusted income available to common stockholders	$119	$108	$124	$170	$521	$159
Adjusted diluted earnings per common share (2)	$.14	$.13	$.15	$.20	$.63	$.19
Weighted-average shares - diluted (thousands)	826,476	828,575	829,368	829,607	828,518	830,197

(1) The first quarter of 2017 includes an unfavorable adjustment related to the release of a valuation allowance. The fourth quarter of 2017 includes an unfavorable adjustment to reverse the tax benefit associated with remeasuring our deferred tax balances at a lower corporate rate resulting from Tax Reform.

(2) The sum of earnings per share for the quarters may not equal the total earnings per share for the year due to changes in the weighted-average number of common shares outstanding.

Reconciliation of "Net Income (Loss)" to “Modified EBITDA” and Non-GAAP “Adjusted EBITDA”
(UNAUDITED)
	2017					2018
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Net income (loss)	$569	$193	$125	$1,622	$2,509	$270
Provision (benefit) for income taxes	37	65	24	(2,100)	(1,974)	55
Interest expense	280	271	267	265	1,083	273
Equity (earnings) losses	(107)	(125)	(115)	(87)	(434)	(82)
Other investing (income) loss - net	(272)	(2)	(4)	(4)	(282)	(4)
Proportional Modified EBITDA of equity-method investments	194	215	202	184	795	169
Depreciation and amortization expenses	442	433	433	428	1,736	431
Accretion expense associated with asset retirement obligations for nonregulated operations	7	9	7	10	33	8
Modified EBITDA	$1,150	$1,059	$939	$318	$3,466	$1,120

Williams Partners	$1,132	$1,076	$1,000	$408	$3,616	$1,107
Other	18	(17)	(61)	(90)	(150)	13
Total Modified EBITDA	$1,150	$1,059	$939	$318	$3,466	$1,120

Adjustments included in Modified EBITDA (1):

Williams Partners	$(15)	$28	$101	$742	$856	$15
Other	10	26	73	100	209	—
Total Adjustments included in Modified EBITDA	$(5)	$54	$174	$842	$1,065	$15

Adjusted EBITDA:

Williams Partners	$1,117	$1,104	$1,101	$1,150	$4,472	$1,122
Other	28	9	12	10	59	13
Total Adjusted EBITDA	$1,145	$1,113	$1,113	$1,160	$4,531	$1,135

(1) Adjustments by segment are detailed in the "Reconciliation of Income (Loss) Attributable to The Williams Companies, Inc. to Adjusted Income," which is also included in these materials.

Dividend Coverage Ratio
(UNAUDITED)
	2017					2018
(Dollars in millions, except per share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Distributions from WPZ (accrued / “as declared” basis)	$421	$421	$421	$421	$1,684	$431
Other Segment Adjusted EBITDA	28	9	12	10	59	13
Corporate interest	(66)	(65)	(66)	(64)	(261)	(64)
Subtotal	383	365	367	367	1,482	380
WMB cash tax rate	0%	0%	2%	2%	1%	0%
WMB cash taxes (excludes cash taxes paid by WPZ)	—	—	(7)	(9)	(16)	—
Other Segment Maintenance Capital	(3)	(5)	(5)	(9)	(22)	(9)
WMB cash available for dividends and other uses (1)	$380	$360	$355	$349	$1,444	$371
WMB dividends paid	(248)	(248)	(248)	(248)	(992)	(281)
Excess cash available after dividends	$132	$112	$107	$101	$452	$90

Dividend per share	$0.3000	$0.3000	$0.3000	$0.3000	$1.2000	$0.3400

Coverage ratio (2)	1.53	1.45	1.43	1.41	1.46	1.32

(1) Effective with the first quarter of 2018, Williams increased its regular dividend from $0.30 per share to $0.34 per share.
(2) WMB cash available for dividends and other uses / WMB dividends paid.

Consolidated Statement of Operations
(UNAUDITED)
	2017 (2)					2018
(Dollars in millions, except per-share amounts)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Service revenues	$1,261	$1,282	$1,310	$1,459	$5,312	$1,351
Service revenues - commodity consideration (3)	—	—	—	—	—	101
Product sales	727	642	581	769	2,719	636
Total revenues	1,988	1,924	1,891	2,228	8,031	2,088
Costs and expenses:
Product costs	579	537	504	680	2,300	613
Processing commodity expenses (3)	—	—	—	—	—	35
Operating and maintenance expenses	371	392	403	410	1,576	357
Depreciation and amortization expenses	442	433	433	428	1,736	431
Selling, general, and administrative expenses	161	153	138	142	594	132
Impairment of certain assets	1	25	1,210	12	1,248	—
Gain on sale of Geismar Interest	—	—	(1,095)	—	(1,095)	—
Regulatory charges resulting from Tax Reform	—	—	—	674	674	—
Other (income) expense - net	4	6	24	37	71	29
Total costs and expenses	1,558	1,546	1,617	2,383	7,104	1,597
Operating income (loss)	430	378	274	(155)	927	491
Equity earnings (losses)	107	125	115	87	434	82
Other investing income (loss) - net	272	2	4	4	282	4
Interest incurred	(287)	(280)	(275)	(274)	(1,116)	(282)
Interest capitalized	7	9	8	9	33	9
Other income (expense) - net	77	24	23	(149)	(25)	21
Income (loss) before income taxes	606	258	149	(478)	535	325
Provision (benefit) for income taxes	37	65	24	(2,100)	(1,974)	55
Net income (loss)	569	193	125	1,622	2,509	270
Less: Net income (loss) attributable to noncontrolling interests	196	112	92	(65)	335	118
Net income (loss) attributable to The Williams Companies, Inc.	$373	$81	$33	$1,687	$2,174	$152

Diluted earnings (loss) per common share:
Net income (loss) (1)	$.45	$.10	$.04	$2.03	$2.62	$.18

Weighted-average number of shares (thousands)	826,476	828,575	829,368	829,607	828,518	830,197

Common shares outstanding at end of period (thousands)	826,239	826,398	826,723	826,836	826,836	827,607
Market price per common share (end of period)	$29.59	$30.28	$30.01	$30.49	$30.49	$24.86
Cash dividends declared per share	$.30	$.30	$.30	$.30	$1.20	$.34

(1) The sum of earnings (loss) per share for the quarters may not equal the total earnings (loss) per share for the year due to changes in the weighted-average number of common shares outstanding.
(2) Recast for ASU 2017-07 "Compensation - Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost", effective January 1, 2018.

(3) Line items are new in conjunction with the implementation of Accounting Standard Codification Topic 606, "Revenue from Contracts with Customers" (ASC 606).

Williams Partners
(UNAUDITED)
	2017					2018
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Revenues:
Service revenues	$1,256	$1,277	$1,304	$1,455	$5,292	$1,346
Service revenues - commodity consideration (1)	—	—	—	—	—	$101
Product sales	727	642	581	768	2,718	636
Total revenues	1,983	1,919	1,885	2,223	8,010	2,083

Segment costs and expenses:
Product costs	579	537	504	680	2,300	613
Processing commodity expenses (1)	—	—	—	—	—	35
Operating and maintenance expenses	353	376	387	414	1,530	343
Selling, general, and administrative expenses	156	154	140	160	610	138
Impairment of certain assets	1	2	1,142	11	1,156	—
Gain on sale of Geismar Interest	—	—	(1,095)	—	(1,095)	—
Regulatory charges resulting from Tax Reform	—	—	—	713	713	4
Other segment costs and expenses	(44)	(11)	9	21	(25)	12
Total segment costs and expenses	1,045	1,058	1,087	1,999	5,189	1,145
Proportional Modified EBITDA of equity-method investments	194	215	202	184	795	169
Modified EBITDA	1,132	1,076	1,000	408	3,616	1,107
Adjustments	(15)	28	101	742	856	$15
Adjusted EBITDA	$1,117	$1,104	$1,101	$1,150	$4,472	$1,122
Statistics for Operated Assets
Interstate Transmission
Throughput (Tbtu)	1,158.1	1,053.0	1,094.9	1,226.6	4,532.6	1,326.0
Avg. daily transportation volumes (Tbtu)	12.8	11.6	11.9	13.4	12.5	14.7
Avg. daily firm reserved capacity (Tbtu)	15.8	16.2	17.1	17.9	16.8	18.4
Gathering and Processing
Gathering volumes (Bcf per day) - Consolidated (2)	7.86	7.98	8.20	8.54	8.15	8.26
Gathering volumes (Bcf per day) - Non-consolidated (3)	4.10	4.12	3.87	3.89	3.99	4.06
Plant inlet natural gas volumes (Bcf per day) - Consolidated (2)	2.92	2.98	3.08	3.22	3.05	3.18
Plant inlet natural gas volumes (Bcf per day) - Non-consolidated (3)	0.54	0.53	0.39	0.27	0.43	0.24
Consolidated (2)
Ethane margin ($/gallon)	$.03	$.01	$.03	$.03	$.03	$.01
Non-ethane margin ($/gallon)	$.45	$.41	$.45	$.63	$.48	$.68
NGL margin ($/gallon)	$.33	$.25	$.29	$.41	$.32	$.35
Ethane equity sales (Mbbls/d)	11	17	17	15	15	23
Non-ethane equity sales (Mbbls/d)	29	26	25	25	26	25
NGL equity sales (Mbbls/d)	40	43	42	40	41	48
Ethane production (Mbbls/d)	40	53	49	62	51	65
Non-ethane production (Mbbls/d)	90	93	99	104	97	102
NGL production (Mbbls/d)	130	146	148	166	148	167
Non-consolidated (3)
NGL equity sales (Mbbls/d)	5	4	5	4	5	3
NGL production (Mbbls/d)	21	22	22	19	21	18
Petrochemical Services
Geismar ethylene sales volumes (million lbs)	266	300	—	—	566	—
Geismar ethylene margin ($/lb) (4)	$.19	$.13	$—	$—	$.16	$—
Overland Pipeline Company (3)
NGL transportation volumes (Mbbls)	18,338	20,558	21,015	21,425	81,336	21,263

(1) Line items are new in conjunction with the implementation of ASC 606.
(2) Excludes volumes associated with equity-method investments that are not consolidated for financial reporting purposes.
(3) Includes 100% of the volumes associated with operated equity-method investments.
(4) Ethylene margin and ethylene margin per pound are calculated using financial results determined in accordance with GAAP, which include realized ethylene sales prices and ethylene COGS. Realized sales and COGS per unit metrics may vary from publicly quoted market indices or spot prices due to various factors, including, but not limited to, basis differentials, transportation costs, contract provisions, and inventory accounting methods. The Geismar operations were sold in July 2017.

Capital Expenditures and Investments
(UNAUDITED)
	2017					2018
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Capital expenditures:
Williams Partners	$509	$540	$638	$687	$2,374	$948
Other	2	5	6	12	25	9
Total (1)	$511	$545	$644	$699	$2,399	$957

Purchases of investments:
Williams Partners	$52	$27	$24	$29	$132	$21
Other	—	—	—	—	—	—
Total	$52	$27	$24	$29	$132	$21

Summary:
Williams Partners	$561	$567	$662	$716	$2,506	$969
Other	2	5	6	12	25	9
Total	$563	$572	$668	$728	$2,531	$978

Capital expenditures incurred and purchases of investments:
Increases to property, plant, and equipment	$569	$591	$666	$836	$2,662	$934
Purchases of investments	52	27	24	29	132	21
Total	$621	$618	$690	$865	$2,794	$955

(1) Increases to property, plant, and equipment	$569	$591	$666	$836	$2,662	$934
Changes in related accounts payable and accrued liabilities	(58)	(46)	(22)	(137)	(263)	23
Capital expenditures	$511	$545	$644	$699	$2,399	$957

Depreciation and Amortization and Other Selected Financial Data
(UNAUDITED)
	2017					2018
(Dollars in millions)	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	Year	1st Qtr

Depreciation and amortization:
Williams Partners	$433	$423	$424	$420	$1,700	$423
Other	9	10	9	8	36	8
Total	$442	$433	$433	$428	$1,736	$431

Other selected financial data:
Cash and cash equivalents	$639	$1,918	$1,172	$899		$1,292

Total assets	$47,512	$48,770	$46,120	$46,352		$47,052

Capital structure:
Debt
Current	$—	$1,951	$502	$501		$501
Noncurrent	$21,825	$21,325	$20,567	$20,434		$21,379
Stockholders’ equity	$8,444	$8,306	$8,109	$9,656		$9,473
Debt to debt-plus-stockholders’ equity ratio	72.1%	73.7%	72.2%	68.4%		69.8%

Cash distributions received from limited partner interest in Williams Partners L.P.	$597	$421	$422	$421	$1,861	$421

WMB Dividend Coverage Ratio
	2018
(Dollars in billions, except per share amounts)	Guidance

Distributions from WPZ (accrued / “as declared” basis)	$1.800
Other Segment Adjusted EBITDA	0.025
Corporate interest	(0.250)
Subtotal	$1.575
WMB cash tax rate	0.0%
WMB cash taxes (excludes cash taxes paid by WPZ)	—
Other Segment Maintenance Capital	(0.050)
WMB cash available for dividends and other uses	$1.525
WMB dividends paid	(1.125)
Excess cash available after dividends	$0.400

Dividend per share	$1.36

Coverage ratio (1)	1.36	x

Memo:
WMB Economic Interest in WPZ Cash Coverage - Guidance Midpoint (2)	$0.445
WMB cash available for dividends and other uses	1.525
WMB Economic Distributable Cash Flow (3)	$1.970

Economic coverage ratio (4)	1.75	x

Notes:
WMB does not expect to be a U.S. federal income cash taxpayer through at least 2021, excluding taxes on any potential asset monetizations.
(1) WMB cash available for dividends and other uses / WMB dividends paid
(2) WMB pro rata share (~74%) of WPZ Distributable cash flow in excess of Total cash distributed
(3) WMB Economic Interest in WPZ Cash Coverage + WMB cash available for dividends and other uses
(4) WMB Economic Distributable Cash Flow / WMB dividends paid